UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2016

ExamWorks Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.

Suite 2625

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

(404) 952-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders of ExamWorks Group, Inc. (“ExamWorks” or the “Company”) held on July 26, 2016, the stockholders approved the following proposals:

1.

Proposal to approve and adopt the Agreement and Plan of Merger, dated April 26, 2016 (the “Merger Agreement”), by and among ExamWorks, Gold Parent, L.P. a Delaware limited partnership (the “Parent”), and Gold Merger Co, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent, as it may be amended from time to time (the “Merger Agreement Proposal”). The proposal was approved with a vote of 32,816,962 shares in favor, 2,380,666 shares against, 1,474,417 abstentions and no broker non-votes.

2.

Proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve and adopt the Merger Agreement at the time of the special meeting. The proposal was approved with a vote of 30,802,651 shares in favor, 4,385,639 shares against, 1,483,755 abstentions and no broker non-votes. Sufficient votes were received to approve this proposal; however this proposal was not necessary following the approval of the Merger Agreement Proposal and the Compensation Proposal (as defined below) and was therefore not implemented.

3.

Proposal to approve by non-binding advisory vote, compensation that will or may become payable by ExamWorks to its named executive officers in connection with the merger contemplated by the Merger Agreement (the “Compensation Proposal”). The proposal was approved with a vote of 31,908,478 shares in favor, 3,256,538 shares against, 1,507,029 abstentions and no broker non-votes.

Each proposal is described in detail in ExamWorks’ definitive proxy statement, dated June 23, 2016, which was filed with the Securities and Exchange Commission on June 23, 2016, and first mailed to ExamWorks’ stockholders on or about June 24, 2016. The merger contemplated by the Merger Agreement is expected to close on July 27, 2016, subject to customary closing conditions.

As of the close of business on the record date for the meeting, which was May 31, 2016, there were 41,751,847 shares of common stock outstanding and entitled to vote at the meeting. Each share of common stock was entitled to one vote per share. Stockholders owning a total of 36,672,045 of ExamWorks’ shares of common stock voted at the special meeting, representing approximately 87.83% of ExamWorks’ shares of common stock outstanding as of the record date for the special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ExamWorks Group, Inc.

Date: July 26, 2016	By	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer and Senior Executive Vice President